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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 10, 2010 with respect to the consolidated financial statements and internal control over financial reporting of Kratos Defense & Security Solutions, Inc. incorporated by reference from the Annual Report on Form 10-K for the year ended December 27, 2009 in the Registration Statement on Form S-3, as amended (File No. 333-161340, effective August 21, 2009), which are incorporated by reference in this Registration Statement on Form S-3MEF. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

San Diego, California
February 7, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM